Exhibit 32.1

CERTIFICATIONS OF CHIEF EXECUTIVE OFFICER AND CHIEF FINANCIAL OFFICER

PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

I, Michael Gregoire, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that the Quarterly Report of Taleo Corporation on Form 10-Q for the three months ended September 30, 2010 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that information contained in such Form 10-Q fairly presents in all material respects the financial condition and results of operations of Taleo Corporation.

By:	/s/ Michael Gregoire
Name:	Michael Gregoire
Title:	Chairman and Chief Executive Officer
Date:	November 5, 2010

I, Jonathan Faddis, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that the Quarterly Report of Taleo Corporation on Form 10-Q for the three months ended September 30, 2010 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that information contained in such Form 10-Q fairly presents in all material respects the financial condition and results of operations of Taleo Corporation.

By:	/s/ Jonathan Faddis
Name:	Jonathan Faddis
Title:	Interim Chief Financial Officer, Senior Vice President and General Counsel
Date:	November 5, 2010